Exhibit 99.1

FOR IMMEDIATE RELEASE

Sachem Capital Revenue Increases 86.9% to $12.5 Million for the Second Quarter 2022

Achieves $4.3 Million of Net Income Attributable to Common Shareholders and $5.8 Million of Non-GAAP

Adjusted Earnings representing earnings per share of $0.12 and $0.16, respectively

Conference Call and Webcast to be held at 8:00 AM EDT on Friday, August 5, 2022

Branford, Connecticut, August 4, 2022 -- Sachem Capital Corp. (NYSE American: SACH) announces its financial results for the second quarter ended June 30, 2022. The company will host a conference call tomorrow, Friday, August 5, 2022, at 8:00 a.m. Eastern Daylight Time to discuss in greater detail its financial condition and operating results for the second quarter ended June 30, 2022, as well as its outlook for the balance of the year.

John Villano, CPA, the company’s Chief Executive Officer stated: “Revenue for the second quarter of 2022 increased 86.9% to $12.5 million, reflecting our ability to effectively deploy capital, while maintaining a conservative loan-to-value ratio. In the second quarter of 2022, we rolled out a new web-based underwriting platform that further automates our processes, allowing for even more timely processing of loan applications, thus increasing loan production while maintaining our employee headcount. In addition, we have been enhancing our underwriting process to protect our invested capital as the markets digest the rapid increase in interest rates. Further, we are developing relationships with new wholesale brokers and other non-bank lenders, supporting our initiatives to attract larger more experienced borrowers with better credit quality. Our business model has proven to be highly scalable, as evidenced by the fact we achieved $4.3 million of net income attributable to common shareholders and $5.8 million of non-GAAP adjusted earnings. Overall, we believe our initiatives during the quarter, along with the further diversification of our loan portfolio, both geographically and by loan type, will continue to drive strong financial performance.”

Results of operations- three months ended June 30, 2022

Total revenue for the three months ended June 30, 2022, was approximately $12.5 million compared to approximately $6.7 million for the three months ended June 30, 2021, an increase of approximately $5.8 million, or 86.9%. The increase in revenue is primarily attributable to an increase in our lending operations. For the 2022 period, interest income was approximately $10.4 million compared to approximately $4.7 million for the 2021 period, representing an increase of approximately $5.8 million or 122.8%. Origination fees were approximately $2.0 million compared to approximately $832,000 for the 2021 period, representing an increase of approximately $1.2 million or 145.9%. For the three months ended June 30, 2022, revenue was offset by approximately $1.5 million of unrealized losses on investment securities. There was no such offset in the comparable 2021 period.

Total operating costs and expenses for three months ended June 30, 2022, were approximately $7.3 million compared to approximately $4.2 million for the three months ended June 30, 2021, an increase of approximately $3.1 million, or 75.0%. The increase in operating costs and expenses is primarily attributable to the increase in our unsecured indebtedness, which was the fuel for our revenue growth, and an increase in compensation expense of approximately 46.3%. In the 2022 period, interest and amortization of deferred financing costs was approximately $5.2 million compared to approximately $2.5 million in the same 2021 period, an increase of approximately $2.7 million or 108.0%. The balance of the increase in operating expenses was primarily attributable to (i) compensation, fees and taxes which increased approximately $376,000, and (ii) general and administrative expenses which increased approximately $169,000, offset by gain on sale of real estate, which decreased approximately $203,000.

For the quarter ended June 30, 2022, we reported an unrealized loss on investment securities of approximately $193,000 reflecting the decrease in the market value of certain securities since March 31, 2022. For the quarter ended June 30, 2021, we reported an unrealized loss on investment securities of approximately $104,000 reflecting the decrease in the market value of certain securities since March 31, 2021.

Net income attributable to common shareholders for the three months ended June 30, 2022, was approximately $4.3 million, or $0.12 per share, compared to approximately $2.5 million, or $0.10 per share for the three months ended June 30, 2021.

Results of operations- six months ended June 30, 2022

Total revenue for the six months ended June 30, 2022, was approximately $22.8 million compared to approximately $12.4 million for the six months ended June 30, 2021, an increase of approximately $10.4 million, or 83.9%. The increase in revenue is primarily attributable to the growth in our lending operations. For the 2022 period, interest income was approximately $18.9 million compared to approximately $9.2 million for the 2021 period, representing an increase of approximately $9.7 million or 105.6%. Origination fees increased to approximately $3.7 million for the 2022 period compared to approximately $1.3 million for the 2021 period, an increase of approximately $2.3 million, or 173.0%. Income from partnership investments increased to approximately $589,000 for the 2022 period compared to approximately $54,000 for the 2021, an increase of approximately $535,000. Other income was approximately $1.4 million for the 2022 period compared to approximately $1.3 million for the 2021 period, an increase of approximately $153,000. For the six months ended June 30, 2022, revenue was offset by approximately $2.5 million of unrealized losses on investment securities. There was no such offset in the comparable 2021 period.

Total operating costs and expenses for six months ended June 30, 2022, were approximately $13.3 million compared to approximately $7.7 million for the six months ended June 30, 2021, an increase of approximately $5.6 million, or 72.1%. The increase in operating costs and expenses is primarily attributable to the increase in our unsecured bond debt while growing our lending operations and for the reasons discussed herein. In the 2022 period, interest and amortization of deferred financing costs was approximately $9.1 million compared to approximately $5.0 million in the same 2021 period, an increase of $4.1 million, or 83.3%. The balance of the increase in operating expenses was attributable to (i) compensation, fees and taxes which increased approximately $778,000, or 55.4%, (ii) general and administrative expenses which increased approximately $410,000, or 100.5%, (iii) other expenses and taxes which increased approximately $115,000 and (iv) impairment loss which increased approximately $277,000, or 86.7%.

For the six months ended June 30, 2022, we reported an unrealized gain on investment securities of approximately $50,000 reflecting the increase in the market value of such securities since December 31, 2021. For the six months ended June 30, 2021, we reported an unrealized loss on investment securities of approximately $112,000 reflecting the decrease in the market value of such securities since December 31, 2020.

Net income attributable to common shareholders for the six months ended June 30, 2022, was approximately $7.7 million, or $0.22 per share, compared to $4.7 million, or $0.20 per share for the six months ended June 30, 2021.

Non-GAAP Metrics -- Adjusted Earnings

We invest our excess cash in marketable securities. Under GAAP, those securities are required to be “marked to market” at the end of each reporting period. Accordingly, if the value of certain of those securities increases, the increase is reported as revenue, whereas the remaining increase is reported as a change in accumulated other comprehensive income. On the other hand, if the value decreases, as has been the case in the first two quarters of 2022, the decrease in value of certain of the securities reduces our revenues. For income tax purposes, we do not report the gain or loss on those securities until they are actually sold. This creates a discrepancy between our GAAP net income and our taxable income. To maintain our status as a REIT, we are required to distribute, on an annual basis, at least 90% of our taxable income. Thus, to give our shareholders a better perspective of our taxable income, we use a metric called Adjusted Earnings.

Adjusted Earnings is calculated as net income attributable to common shareholders, prior to the effect unrealized gains (losses) on securities available-for-sale. Adjusted Earnings should be examined in conjunction with net income (loss) as shown in our statements of comprehensive income. Adjusted Earnings should not be considered as an alternative to net income (loss) (determined in accordance with generally accepted accounting principles in the United States of America (“GAAP)), or to cash flows from operating activities (determined in accordance with GAAP), as a measure of our liquidity, nor is Adjusted Earnings indicative of funds available to fund our cash needs or available for distribution to shareholders. Rather, Adjusted Earnings is an additional measure we use to analyze our business performance because it excludes the effects of certain non-cash charges that we believe are not necessarily indicative of our operating performance. It should be noted that our manner of calculating Adjusted Earnings may differ from the calculations of similarly-titled measures by other companies. In addition, there may be other differences between GAAP and tax accounting that would impact Adjusted Earnings, which are not reflected in the table below.

	For the Three Month Period Ended June 30, 2022	For the Six Month Period Ended June 30, 2022
Adjusted Earnings:
Net income attributable to common shareholders	$4,305,810	$7,735,512
Add: Unrealized losses on investment securities	1,478,432	2,530,662
Adjusted earnings attributable to common shareholders	$5,784,242	$10,266,174

For the three months ended June 30, 2022, adjusted earnings per share was $0.16. For the six months ended June 30, 2022 adjusted earnings per share was $0.29. There were no unrealized gains or losses on investment securities reported in net income for the six month period ended June 30, 2021.

Financial Condition

Total assets at June 30, 2022 were approximately $525.4 million, compared to approximately $418.0 million at December 31, 2021, an increase of approximately $107.4 million, or 25.7%. The increase was due primarily to the increase of our mortgage loan portfolio of approximately $130.1 million, an increase in investments in partnerships of approximately $13.6 million, offset in part by a decrease in cash and cash equivalents and investment securities of approximately $39.1 million.

Total liabilities at June 30, 2022 were approximately $320.4 million, compared to approximately $237.9 million at December 31, 2021, an increase of approximately $82.5 million, or 34.7%. This increase is principally due to increases in the repurchase facility of approximately $20.3 million, or 106.3%, and the notes payable, net of deferred financing costs, of approximately $79.7 million, or 49.6%, offset primarily by decreases in the accrued dividends payable of approximately $3.9 million, line of credit of approximately $9.8 million and advances from borrowers of approximately $3.7 million.

Total shareholders’ equity at June 30, 2022 was approximately $205.0 million compared to approximately $180.1 million at December 31, 2021, an increase of approximately $24.9 million. This increase was due primarily to net proceeds of $21.2 million from the sale of common shares through our ATM (at-the-market) facility and our net income attributable to common shareholders of approximately $7.7 million.

The company currently operates and qualifies as a Real Estate Investment Trust (REIT) for federal income taxes and intends to continue to qualify and operate as a REIT. Under federal income tax rules, a REIT is required to distribute a minimum of 90% of taxable income each year to its shareholders and the company intends to comply with this requirement for the current year.

Investor Conference Call

The company will host a conference call on Friday, August 5, 2022, at 8:00 a.m., Eastern Daylight Time, to discuss in greater detail its financial results for the second quarter ended June 30, 2022, as well as its outlook for the balance of 2022.

Interested parties can access the conference call via telephone by dialing toll free 1- 888-506-2822 for U.S. callers or +1 973-528-0011 for international callers and entering the entry code: 284516. A webcast of the call may be accessed at https://www.webcaster4.com/Webcast/Page/2304/46344 or on Sachem’s website at https://ir.sachemcapitalcorp.com/ir-calendar.

The webcast will also be archived on the company’s website and a telephone replay of the call will be available approximately one hour following the call through Friday, August 19, 2022, and can be accessed by dialing 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and by entering replay passcode: 46344.

About Sachem Capital Corp.

Sachem Capital Corp. specializes in originating, underwriting, funding, servicing, and managing a portfolio of first mortgage loans. It offers short-term (i.e., three years or less) secured, nonbanking loans (sometimes referred to as “hard money” loans) to real estate investors to fund their acquisition, renovation, development, rehabilitation, or improvement of properties located primarily in Connecticut. The company does not lend to owner occupants. The company’s primary underwriting criteria is a conservative loan to value ratio. The properties securing the company’s loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment. Each loan is secured by a first mortgage lien on real estate. Each loan is also personally guaranteed by the principal(s) of the borrower, which guaranty may be collaterally secured by a pledge of the guarantor’s interest in the borrower. The company also makes opportunistic real estate purchases apart from its lending activities. The company believes that it qualifies as a real estate investment trust (REIT) for federal income tax purposes and has elected to be taxed as a REIT beginning with its 2017 tax year.

Forward Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward- looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to several risks, uncertainties and assumptions as described in our Annual Report on Form 10-K for 2021 filed with the U.S. Securities and Exchange Commission on March 31, 2022. Because of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We disclaim any duty to update any of these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this press release. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

Investor & Media Contact:

Crescendo Communications, LLC

Email: sach@crescendo-ir.com

Tel: (212) 671-1021

(tables follow)

SACHEM CAPITAL CORP.

BALANCE SHEETS

	June 30, 2022	December 31, 2021
	(unaudited)	(audited)
Assets
Assets:
Cash and cash equivalents	$29,130,494	$41,938,897
Investment securities	34,382,317	60,633,661
Mortgages receivable	422,404,523	292,301,209
Interest and fees receivable	5,212,936	3,693,645
Other receivables	487,732	94,108
Due from borrowers	4,651,732	3,671,016
Prepaid expenses	170,142	271,291
Property and equipment, net	2,943,046	2,172,185
Real estate owned	5,904,614	6,559,010
Investments in partnerships	19,616,970	6,055,838
Other assets	420,684	306,440
Deferred financing costs, net	45,423	264,451
Total assets	$525,370,613	$417,961,751

Liabilities and Shareholders’ Equity
Liabilities:
Notes payable (net of deferred financing costs of $7,939,241 and $5,747,387)	$240,212,509	$160,529,363
Repurchase facility	39,372,430	19,087,189
Mortgage payable	750,000	750,000
Line of credit	23,406,655	33,178,031
Accrued dividends payable	—	3,927,600
Accounts payable and accrued expenses	177,866	501,753
Advances from borrowers	11,336,297	15,066,114
Deferred revenue	4,627,997	4,643,490
Other notes	17,640	30,921
Accrued interest	466,224	164,729
Total liabilities	320,367,618	237,879,190

Commitments and Contingencies

Shareholders’ equity:
Preferred shares - $.001 par value; 5,000,000 shares authorized; 1,903,000 shares of Series A Preferred Stock issued and outstanding	1,903	1,903
Common stock - $.001 par value; 100,000,000 shares authorized; 36,755,786 and 32,730,004 issued and outstanding	36,756	32,730
Paid-in capital	206,973,510	185,516,394
Accumulated other comprehensive loss	(425,972)	(476,016)
Accumulated deficit	(1,583,202)	(4,992,450)
Total shareholders’ equity	205,002,995	180,082,561
Total liabilities and shareholders’ equity	$525,370,613	$417,961,751

SACHEM CAPITAL CORP.

STATEMENTS OF COMPREHENSIVE INCOME

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenue:
Interest income from loans	$10,433,572	$4,682,295	$18,944,947	$9,213,528
Investment income	225,033	180,120	496,505	422,811
Income from partnership investments	317,004	36,868	589,493	54,241
Gain (loss) on sale of investment securities	5,570	85,471	(148,565)	(43,968)
Origination fees, net	2,045,638	831,893	3,683,266	1,349,321
Late and other fees	117,676	61,970	246,540	97,899
Processing fees	62,615	43,410	128,470	79,385
Rental income (loss), net	18,158	(9,398)	28,200	(5,214)
Unrealized losses on investment securities	(1,478,432)	—	(2,530,662)	—
Other income	801,296	801,266	1,411,312	1,258,075
Total revenue	12,548,130	6,713,895	22,849,506	12,426,078

Operating costs and expenses:
Interest and amortization of deferred financing costs	5,209,865	2,505,234	9,108,253	4,969,989
Professional fees	229,038	251,170	459,753	482,928
Compensation, fees and taxes	1,187,940	812,143	2,181,903	1,404,230
Exchange fees	12,467	12,465	24,795	24,795
Other expenses and taxes	95,354	23,506	160,058	45,314
Depreciation	22,239	21,263	44,478	40,865
General and administrative expenses	416,833	248,308	818,066	407,916
(Gain) Loss on sale of real estate	(188,182)	14,962	(122,343)	17,096
Impairment loss	335,000	294,000	595,500	319,000
Total operating costs and expenses	7,320,554	4,183,051	13,270,463	7,712,133
Net income	5,227,576	2,530,844	9,579,043	4,713,945
Preferred stock dividend	(921,766)	—	(1,843,531)	—
Net income attributable to common shareholders	4,305,810	2,530,844	7,735,512	4,713,945

Other comprehensive loss
Unrealized gain (loss) on investment securities	(192,764)	(104,316)	50,044	(111,810)
Comprehensive income	$4,113,046	$2,426,528	$7,785,556	$4,602,135
Basic and diluted net income per common share outstanding:
Basic	$0.12	$0.10	$0.22	$0.20
Diluted	$0.12	$0.10	$0.22	$0.20

Weighted average number of common shares outstanding:
Basic	36,373,570	24,851,010	35,630,455	23,503,679
Diluted	36,373,877	24,857,897	35,636,374	23,507,685

SACHEM CAPITAL CORP.

STATEMENTS OF CASH FLOW

(unaudited)

	Six Months Ended
	June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$9,579,043	$4,713,945
Adjustments to reconcile net income to net
cash provided by operating activities:
Amortization of deferred financing costs and bond discount	1,108,675	502,872
Write-off of deferred financing costs	—	72,806
Depreciation expense	44,478	40,865
Stock based compensation	230,167	62,319
Impairment loss	595,500	319,000
(Gain) Loss on sale of real estate	(122,343)	17,096
Unrealized loss on investment securities	2,530,662	—
Loss on sale of investment securities	148,565	43,968
Debt Forgiveness	—	(257,845)
Changes in operating assets and liabilities:
(Increase) decrease in:
Interest and fees receivable	(1,620,733)	(197,929)
Other receivables	(393,624)	(63,868)
Due from borrowers	(1,102,371)	(280,683)
Prepaid expenses	101,149	(82,419)
(Decrease) increase in:
Accrued interest	301,495	14,955
Accounts payable and accrued expenses	(323,887)	(56,954)
Deferred revenue	(15,493)	131,104
Advances from borrowers	(3,729,817)	1,156,692
Total adjustments	(2,247,577)	1,421,979

NET CASH PROVIDED BY OPERATING ACTIVITIES	7,331,466	6,135,924

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of investment securities	(36,088,438)	(85,471,393)
Proceeds from the sale of investment securities	59,710,599	78,107,144
Purchase of interests in investment partnerships, net	(13,561,132)	(1,843,398)
Proceeds from sale of real estate owned	1,397,502	919,014
Acquisitions of and improvements to real estate owned, net	(19,917)	(286,346)
Purchase of property and equipment	(815,339)	(776,465)
Principal disbursements for mortgages receivable	(191,971,926)	(75,190,172)
Principal collections on mortgages receivable	60,895,362	58,012,498
Costs in connection with investment activities	(114,244)	(192,646)
NET CASH USED FOR INVESTING ACTIVITIES	(120,567,533)	(26,721,764)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from (repayment of) line of credit	(9,771,376)	6,220,770
Net proceeds from repurchase facility	20,285,241	—
Repayment of mortgage payable	—	(767,508)
Principal payments on other notes	(13,281)	(11,764)
Dividends paid on Common Stock	(8,253,864)	(5,441,636)
Dividends paid on Preferred Stock	(1,843,531)	—
Financings costs incurred	—	(88,212)
Proceeds from issuance of common shares, net of expenses	21,230,975	22,878,849
Proceeds from issuance of Series A Preferred Stock, net of expenses	—	40,613,126
Gross proceeds from issuance of fixed rate notes	81,875,000	—
Financings costs incurred in connection with fixed rate notes	(3,081,500)	—
NET CASH PROVIDED BY FINANCING ACTIVITIES	100,427,664	63,403,625

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(12,808,403)	42,817,785

CASH AND CASH EQUIVALENTS- BEGINNING OF YEAR	41,938,897	19,408,028

CASH AND CASH EQUIVALENTS - END OF PERIOD	$29,130,494	$62,225,813

SACHEM CAPITAL CORP.

STATEMENTS OF CASH FLOW (Continued)

(unaudited)

	Six Months Ended
	June 30,
	2022	2021
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION
Interest paid	$7,710,686	$4,479,800

Real estate acquired in connection with the foreclosure of certain mortgages, inclusive of interest and other fees receivable, during the period ended June 30, 2022 amounted to $1,091,348.